CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 (“Registration Statement”) (File No. 333-19521) of our report dated February 16, 2007, relating to the financial statements of the State Farm Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 10, 2007